UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2004

TRINITY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6903 (Commission File Number)	75-0225040 (I.R.S. Employer Identification No.)

2525 Stemmons Freeway Dallas, Texas (Address of principal executive offices)	75207-2401 (Zip Code)

Registrant’s telephone number, including area code: (214) 631-4420

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Press Release

Item 5. Other Events.

     On March 10, 2004, Trinity Industries, Inc. announced that it has issued $300 million aggregate principal amount of 6 1/2% senior notes due 2014 in a private offering. In addition to the issuance of the senior notes, the registrant extended its existing credit facility to provide for a three-year, $250 million senior secured revolving credit facility and to eliminate the existing term facility. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference under Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1 Press Release dated March 10, 2004.

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRINITY INDUSTRIES, INC.
	By:	/s/ Michael G. Fortado
Michael G. Fortado
Date: March 10, 2004		Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 10, 2004.